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EXHIBIT 10.7

                          HUGH GRENFAL
                Suite 1950 - 400 Burrard Street
                     Vancouver, B.C. Canada
                            V6C 3A6




January 28, 2000


Aberdene Mines Limited
Suite 1950 - 400 Burrard Street
Vancouver, B.C. V6C 3A6

Dear Sirs:

RE: Casino Red Cap Project

I, Hugh Grenfal, hold in trust for Aberdene Mines Limited a 100% undivided interest in six mineral claims located in the Trial Creek Mining Division, namely:

     Casino #1 - 1 unit (claim tag number 690891 M);
     Casino #2 - 1 unit (claim tag number 690892 M);
     Casino #3 - 1 unit (claim tag number 690893 M);
     Casino #4 - 1 unit (claim tag number 690894 M);
     Casino #5 - 1 unit (claim tag number 690895 M);
     Casino #6 - 1 unit (claim tag number 690896 M);

I will deliver full title on demand to Aberdene Mines Limited for as long as the claims are in good standing with the Province of British Columbia.

Yours,

/s/ Hugh Grenfal
Hugh Grenfal

HG:mb